                                                                   EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated February 9, 2001 relating to the consolidated financial statements of Asia Global Crossing, Ltd. (and to all references to our Firm) included in this Annual Report on Form 10-K.




/s/   Arthur Andersen

Hamilton, Bermuda
March 29, 2001